UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is certain information relating to The Greenbrier Companies, Inc. (“Greenbrier”) which is being disclosed in connection with the transaction mentioned in Item 8.01 below.

The information in this Item 7.01 and Exhibit 99.1 hereto is being “furnished” pursuant to such items, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into those filings of Greenbrier that provide for the incorporation of all reports and documents filed by Greenbrier under the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01	Other Events.

On January 30, 2017, Greenbrier issued a press release announcing that it intends to offer in a private placement senior convertible notes solely to qualified institutional buyers, as defined under and in accordance with Rule 144A under the Securities Act of 1933, as amended. Greenbrier is filing a copy of such press release as Exhibit 99.2 hereto, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Supplemental Regulation FD Disclosure of The Greenbrier Companies, Inc. dated January 30, 2017.

99.2	Press release dated January 30, 2017 regarding private offering of senior convertible notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
(Registrant)

Date: January 30, 2017	By:	/s/ Martin R. Baker
Martin R. Baker Senior Vice President, General Counsel and Chief Compliance Officer

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